Exhibit 99.1

Agreement of Joint Filing

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Common Stock of the Issuer shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

Date: January 16, 2025

GEM Global Yield LLC SCS

	By:	/s/ Christopher F. Brown
	Name:	Christopher F. Brown
	Title:	Manager

GEM Global Yield Fund LLC

	By:	/s/ Christopher F. Brown
	Name:	Christopher F. Brown
	Title:	Manager

	By:	/s/ Christopher F. Brown
	Name:	Christopher F. Brown